Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Arbitron Inc.:

We consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-82522) and Registration Statements on Form S-8 (File Nos. 33-49601, 33-61551, 33-34035, 2-9757, 33-56833, 33-54379, 33-56325, 33-62319, 33-64913, 333-01793, 333-01887, 333-03661, 333-28069, 333-58143, 333-58145, 333-66643, 333-50757, 333-83455, 333-89565, 333-39384, 333-56296, 333-56826 and 333-85492) of Arbitron Inc. of our reports dated March 3, 2005, with respect to the consolidated balance sheets of Arbitron Inc., as of December 31, 2004 and 2003 and the related consolidated statements of income, stockholders’ equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 2004 and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Arbitron Inc.

Baltimore, Maryland
March 8, 2005